UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11440 W. Bernardo Court, Suite 300 San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	IWSY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

Issuance of Secured Promissory Notes

On August 2, 2022, ImageWare Systems, Inc., sold and issued certain secured promissory notes with an aggregate value of $675,000 to certain accredited investors (each a “Note”, and collectively, the “Notes”).  Each Note (i) had a guaranteed interest rate of 10% of the principal amount of each respective Note, (ii) is secured by certain accounts receivable of the Company (the “Receivables”), and (iii) are due and payable within three business days of the Company’s receipt of the Receivables.  The Notes were sold in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Amendment to Loan and Security Agreement

In connection with the issuance of the Notes, effective August 2, 2022 the Company entered into a Partial Release of Collateral and Amendment to No. 3 to the Loan and Security Agreement (as amended and supplemented, the “Amended Loan Agreement”), by and between the Company and certain funds and separate accounts managed by Nantahala Capital Management, LLC (collectively, “Nantahala”).  Pursuant to the Amended Loan Agreement, Nantahala released its security interest in the Company’s right, title and interest in and to the Receivables.  In consideration for the release, the Company agreed to, among other things, use the proceeds from the Receivables first to repay the Notes, and thereafter pursuant to a budget agreed upon by the Company and Nantahala.

The foregoing description of the Notes and the Amended Loan Agreement do not purport to be complete and are qualified in their entirety by the full text of Form of Note and Amended Loan Agreement, a copy of which are filed as Exhibit 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein. The Form of Note and Amended Loan Agreement have been attached to provide investors with information regarding their terms. It is not intended to provide any other factual information about the Company.

For more information on the Amended Loan Agreement, please see (i) the Company’s Current Report on Form 8-K, filed with the United States Securities and Exchange Commission (“SEC”) on January 4, 2022, (ii) the Company’s Current Report on Form 8-K, filed with the SEC on June 8, 2022; and (iii) the Company’s Current Report on Form 8-K, filed with the SEC on July 15, 2022.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit No.	Description
10.1	Form of Secured Promissory Note, issued by ImageWare Systems, Inc.
10.2*
Partial Release of Collateral and Amendment to No. 3 to the Loan and Security Agreement, effective August 2, 2022, among ImageWare Systems, Inc., and certain funds and separate accounts managed by Nantahala Capital Management, LLC, and the other lenders set forth on the signature pages thereto.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain non-material exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2).  The registrant hereby undertakes to furnish supplemental copies of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: August 8, 2022	By:	/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer